Exhibit 99.1

Planar Reports Fiscal Third Quarter 2015 Financial Results

Digital Signage Product Sales up 19% to $25.3 Million, Driving $0.02 Non-GAAP EPS

BEAVERTON, Ore. – August 6, 2015 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in display and digital signage technology, reported financial results for the fiscal third quarter ended June 26, 2015.

Fiscal Q3 2015 Financial Highlights (compared to the same year-ago quarter)

•	Digital Signage (DS) product sales up 19% to $25.3 million and 60% of total revenue.

•	Non-GAAP gross profit up 7% to $11.4 million or 26.9% of revenue (see reconciliation to GAAP, below).

•	Non-GAAP net income totaled $503,000 or $0.02 per diluted share (see reconciliation to GAAP, below).

•	Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, and non-cash stock-based compensation) totaled $1.1 million (see reconciliation to GAAP, below).

Fiscal Q3 2015 Key Financial Metrics

(in millions except per share data and percentages)	Q3 2015	vs. Q3 2014	Change	Change (%)
Revenue	$42.5	$43.9	$(1.4)	-3%
Gross Profit	$11.4	$10.7	$0.7	7%
GAAP Net Income (Loss)	$(0.3)	$0.7	$(1.0)	-142%
GAAP EPS	$(0.01)	$0.03	$(0.04)	-136%
Non-GAAP Gross Profit	$11.4	$10.7	$0.7	7%
Non-GAAP Gross Profit (%)	26.9%	24.4%	2.5%	10%
Non-GAAP Net Income	$0.5	$1.1	$(0.6)	-53%
Non-GAAP EPS	$0.02	$0.05	$(0.03)	-60%
Non-GAAP EBITDA	$1.1	$1.6	$(0.5)	-33%
Non-GAAP EBITDA (%)	2.5%	3.7%	-1.2%	-32%

*	For each of the non-GAAP figures above, please see the reconciliation to GAAP figures presented below.

Fiscal Q3 2015 Operational Highlights

•	Planar® DirectLight™ LED Video Wall System won four industry awards at InfoComm 2015, including “Best Digital Signage Hardware.”

•	Added more than 50 new resellers to Planar’s reseller network.

Fiscal Q3 2015 Financial Results

Total revenue decreased 3% to $42.5 million, compared to $43.9 million in the third quarter of fiscal 2014. The decrease was primarily due to a 24% decrease in sales of the company’s Commercial & Industrial (C&I) products, which totaled $17.2 million (or 40% of total revenue) compared to $22.5 million (or 51% of total revenue) in the same year-ago period. The decrease was partially offset by a 19% increase in sales of the company’s DS products, which totaled $25.3 million (or 60% of total revenue) compared to $21.4 million (or 49% of total revenue) in the same year-ago period.

Consolidated gross profit margin as a percentage of sales (on a non-GAAP basis) was 26.9%, an improvement from 24.4% in the third quarter of fiscal 2014 (see reconciliation to GAAP, below). The increase was due to a change in the mix of products sold towards higher margin DS products as well as higher gross profit rates on sales of DS products compared to the same quarter a year ago.

Non-GAAP operating expenses totaled $10.9 million, compared to $9.6 million in the same quarter last year (see reconciliation to GAAP, below). The increase was primarily due to higher sales and marketing expenses.

GAAP net loss totaled $293,000 or $(0.01) per diluted share, compared to GAAP net income of $706,000 or $0.03 per diluted share in the third quarter of fiscal 2014.

Non-GAAP net income totaled $503,000 or $0.02 per diluted share, compared to $1.1 million or $0.05 per diluted share in the same year-ago quarter (see reconciliation to GAAP, below).

Non-GAAP EBITDA totaled $1.1 million, compared to $1.6 million in the third quarter of fiscal 2014 (see reconciliation to GAAP, below).

At quarter end, the company’s cash balance totaled $16.4 million, up from $16.2 million at March 27, 2015.

Management Commentary

“We are pleased that our third quarter results were somewhat better than our expectations in terms of profits and that once again we achieved double digit growth in our digital signage product lines,” said Gerry Perkel, Planar’s president and CEO. “Our performance during the third quarter reflected our continued progress in transforming our business model enabling a more profitable and higher-growth company. In fact, revenue generated by digital signage product sales accounted for 60% of total revenue. This record mix of DS product sales drove a 250 basis point improvement in our non-GAAP gross profit margins to its highest level since we shifted our focus to digital signage in 2011.

“Our success in growing sales of our digital signage products is the result of our go-to-market strategy that includes a steady flow of innovative new products. Along those lines, our new DirectLight LED Video Wall System continues to garner industrywide acclaim and customer interest for its exquisite visual performance in mission-critical, 24/7 environments.

“We entered the final quarter of our fiscal year achieving another milestone, as we began shipping DirectLight to initial customers. We expect to continue to convert the growing interest in DirectLight into meaningful customer orders through the remainder of the year and onward. We believe there exists the potential for strong, long-term growth for indoor LED video walls, and we are well positioned to capitalize on that growth.”

Financial Outlook

“Looking ahead, fiscal 2015 remains on track to be a year of significant profit improvement, with the growth in Digital Signage revenue supporting improved profitability,” said Perkel. “We expect our expanding product portfolio and strong sales pipeline to drive further improvement in fiscal 2016.”

Given the company’s current orders and sales pipeline, management expects fiscal fourth quarter 2015 revenue to be between $49 million and $51 million, and non-GAAP net income is expected to range between $0.10 and $0.12 per diluted share. For the full fiscal year 2015, revenue is expected to be between $196 million and $198 million, which would represent an increase of 10% to 11% compared to fiscal 2014. Non-GAAP net income for fiscal 2015 is expected to range between $0.37 and $0.39 per diluted share, which would represent an increase of 37% to 44% compared to $0.27 per diluted share in fiscal 2014.

Conference Call

Management will discuss the results of operations and business outlook on a conference call later today (August 6, 2015) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time).

Planar President and CEO Gerry Perkel and CFO Ryan Gray will host the call, followed by a question and answer period.

U.S. dial-in: (888) 680-0890

International dial-in: (617) 213-4857

Participant Passcode: 11570324

The conference call will be broadcasted live and available for replay via the investor section of the company’s website here.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 9:00 p.m. Eastern time on the same day through September 5, 2015.

U.S. replay dial-in: (888) 286-8010

International replay dial-in: (617) 801-6888

Replay ID: 98459831

About Planar Systems

Planar Systems, Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements under the “Management Commentary” and “Financial Outlook” heading relating to continued progress in transforming our business model, growing interest in our DirectLight product and resulting customer orders, growth in the markets for the Company’s products, expected revenue growth, revenue range and non-GAAP income per share range for the fourth quarter of fiscal 2015 and fiscal year 2015 and sales and earnings growth for fiscal 2016. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance, and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or weakened domestic and international business and economic conditions; changes or reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures, increased commoditization or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of labor unrest (including the present work slowdowns and certain west coast ports) or natural disasters; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Note Regarding the Use of non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain items set forth in the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The exclusions relate primarily to charges of a non-cash nature. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors to be able to more easily assess the Company’s performance on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company Contact

Planar Systems, Inc.

Ryan Gray

(503) 748-8911

ryan.gray@planar.com

Investor Contact

Liolios Group, Inc.

Matt Glover

(949) 574-3860

PLNR@liolios.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	Jun. 26, 2015	Jun. 27, 2014	Jun. 26, 2015	Jun. 27, 2014
Sales	$42,484	$43,853	$147,433	$125,385
Cost of Sales	31,120	33,188	109,440	95,325

Gross Profit	11,364	10,665	37,993	30,060
Operating Expenses:
Research and development, net	1,897	1,560	5,135	4,273
Sales and marketing	6,195	5,187	18,453	14,914
General and administrative	3,377	3,158	11,083	9,614
Restructuring	11	10	64	31

Total Operating Expenses	11,480	9,915	34,735	28,832
Income (Loss) from operations	(116)	750	3,258	1,228
Non-operating income (expense):
Interest, net	127	99	400	234
Foreign exchange, net	(160)	(1)	695	(54)
Other, net	(15)	(27)	155	422

Net non-operating income (expense)	(48)	71	1,250	602
Income (Loss) before taxes	(164)	821	4,508	1,830
Provision for income taxes	129	115	100	266

Net Income (Loss)	$(293)	$706	$4,408	$1,564

Net Income (Loss) per share - basic	$(0.01)	$0.03	$0.20	$0.07
Net Income (Loss) per share - diluted	$(0.01)	$0.03	$0.20	$0.07
Weighted average shares outstanding - basic	22,273	21,491	22,031	21,302
Weighted average shares outstanding - diluted	22,273	21,623	22,333	21,506

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Jun. 26, 2015	Sept. 26, 2014
ASSETS
Cash	$16,365	$13,068
Accounts receivable, net	18,777	28,333
Inventories	33,233	26,805
Other current assets	4,556	3,909

Total current assets	72,931	72,115
Property, plant and equipment, net	4,167	5,039
Other assets	4,717	7,250

	$81,815	$84,404

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$15,951	$18,176
Current portion of capital leases	—	394
Deferred revenue	1,321	1,637
Other current liabilities	11,267	12,974

Total current liabilities	28,539	33,181
Other long-term liabilities	4,189	5,189

Total liabilities	32,728	38,370
Common stock	190,512	188,127
Retained deficit	(135,958)	(138,508)
Accumulated other comprehensive loss	(5,467)	(3,585)

Total shareholders’ equity	49,087	46,034

	$81,815	$84,404

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Jun. 26, 2015	Jun. 27, 2014
Gross Profit:
GAAP Gross Profit	11,364	10,665
Share-based compensation	55	27

Total Non-GAAP adjustments	55	27

NON-GAAP GROSS PROFIT	11,419	10,692

NON-GAAP GROSS PROFIT PERCENTAGE	26.9%	24.4%

Research and Development:
GAAP research and development expense	1,897	1,560
Share-based compensation	(76)	(15)

Total Non-GAAP adjustments	(76)	(15)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,821	1,545

Sales and Marketing:
GAAP sales and marketing expense	6,195	5,187
Share-based compensation	(135)	(55)

Total Non-GAAP adjustments	(135)	(55)

NON-GAAP SALES AND MARKETING EXPENSE	6,060	5,132

General and Administrative:
GAAP General and Administrative Expense	3,377	3,158
Share-based compensation	(359)	(259)

Total Non-GAAP adjustments	(359)	(259)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,018	2,899

Operating Expenses:
GAAP Total Operating Expenses	11,480	9,915
Share-based compensation	(570)	(329)
Restructuring charges	(11)	(10)

Total Non-GAAP adjustments	(581)	(339)

NON-GAAP TOTAL OPERATING EXPENSES	10,899	9,576

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Jun. 26, 2015	Jun. 27, 2014
Income (Loss) from Operations:
GAAP income (loss) from operations	(116)	750
Share-based compensation	625	356
Restructuring charges	11	10

Total Non-GAAP adjustments	636	366

NON-GAAP INCOME FROM OPERATIONS	520	1,116

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(164)	821
Share-based compensation	625	356
Restructuring charges	11	10
Foreign exchange, net	160	1

Total Non-GAAP adjustments	796	367

NON-GAAP INCOME BEFORE TAXES	632	1,188

Depreciation	438	416

NON-GAAP EBITDA	1,070	1,604

Net Income (Loss):
GAAP Net Income (Loss)	(293)	706
Share-based compensation	625	356
Restructuring charges	11	10
Foreign exchange, net	160	1
Income tax effect of reconciling items	—	(5)

Total Non-GAAP adjustments	796	362

NON-GAAP NET INCOME	503	1,068

GAAP weighted average shares outstanding - basic	22,273	21,491
GAAP weighted average shares outstanding - diluted	22,273	21,623
NON-GAAP weighted average shares outstanding - diluted	22,469	21,623
GAAP Net Income (Loss) per share - basic	$(0.01)	$0.03
Non-GAAP adjustments detailed above	0.03	0.02
NON-GAAP NET INCOME PER SHARE (basic)	$0.02	$0.05
GAAP Net Income (Loss) per share - diluted	$(0.01)	$0.03
Non-GAAP adjustments detailed above	0.03	0.02
NON-GAAP NET INCOME PER SHARE (diluted)	$0.02	$0.05

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the nine months ended
	Jun. 26, 2015	Jun. 27, 2014
Gross Profit:
GAAP Gross Profit	37,993	30,060
Share-based compensation	198	73

Total Non-GAAP adjustments	198	73

NON-GAAP GROSS PROFIT	38,191	30,133

NON-GAAP GROSS PROFIT PERCENTAGE	25.9%	24.0%

Research and Development:
GAAP research and development expense	5,135	4,273
Share-based compensation	(165)	(34)

Total Non-GAAP adjustments	(165)	(34)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	4,970	4,239

Sales and Marketing:
GAAP sales and marketing expense	18,453	14,914
Share-based compensation	(487)	(141)

Total Non-GAAP adjustments	(487)	(141)

NON-GAAP SALES AND MARKETING EXPENSE	17,966	14,773

General and Administrative:
GAAP General and Administrative Expense	11,083	9,614
Share-based compensation	(1,509)	(896)

Total Non-GAAP adjustments	(1,509)	(896)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	9,574	8,718

Operating Expenses:
GAAP Total Operating Expenses	34,735	28,832
Share-based compensation	(2,161)	(1,071)
Restructuring charges	(64)	(31)

Total Non-GAAP adjustments	(2,225)	(1,102)

NON-GAAP TOTAL OPERATING EXPENSES	32,510	27,730

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the nine months ended
	Jun. 26, 2015	Jun. 27, 2014
Income from Operations:
GAAP income from operations	3,258	1,228
Share-based compensation	2,359	1,144
Restructuring charges	64	31

Total Non-GAAP adjustments	2,423	1,175

NON-GAAP INCOME FROM OPERATIONS	5,681	2,403

Income before taxes & EBITDA:
GAAP income before taxes	4,508	1,830
Share-based compensation	2,359	1,144
Restructuring charges	64	31
Foreign exchange, net	(695)	54

Total Non-GAAP adjustments	1,728	1,229

NON-GAAP INCOME BEFORE TAXES	6,236	3,059

Depreciation	1,247	1,331

NON-GAAP EBITDA	7,483	4,390

Net Income:
GAAP Net Income	4,408	1,564
Share-based compensation	2,359	1,144
Restructuring charges	64	31
Foreign exchange, net	(695)	54
Income tax effect of reconciling items	—	(43)

Total Non-GAAP adjustments	1,728	1,186

NON-GAAP NET INCOME	6,136	2,750

GAAP weighted average shares outstanding—basic	22,031	21,302
GAAP weighted average shares outstanding—diluted	22,333	21,506
NON-GAAP weighted average shares outstanding—diluted	22,333	21,506
GAAP Net Income per share - basic	$0.20	$0.07
Non-GAAP adjustments detailed above	$0.08	0.06
NON-GAAP NET INCOME PER SHARE (basic)	$0.28	$0.13
GAAP Net Income per share - diluted	$0.20	$0.07
Non-GAAP adjustments detailed above	$0.07	0.06
NON-GAAP NET INCOME PER SHARE (diluted)	$0.27	$0.13

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change
	Jun. 26, 2015	Jun. 27, 2014	Mar. 27, 2015	vs. Prior Year	vs. Prior Quarter
Digital Signage Sales	$25.3	$21.4	$24.9	19%	2%
Commercial & Industrial Sales	17.2	22.5	24.2	-24%	-29%
Custom Commercial & Industrial	1.6	4.2	7.0	-63%	-77%
Desktop Monitors	9.2	9.3	9.2	-1%	0%
Touch Monitors	3.4	3.2	2.8	8%	21%
Rear Projection Cubes	2.4	4.6	4.4	-48%	-45%
High-end Home	0.6	1.2	0.8	-52%	-25%

Total Sales	$42.5	$43.9	$49.1	-3%	-13%

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Nine months ended		% Change
	Jun. 26, 2015	Jun. 27, 2014	vs. Prior Year
Digital Signage Sales	$80.0	$59.3	35%
Commercial & Industrial Sales	67.4	66.1	2%
Custom Commercial & Industrial	16.9	12.2	38%
Desktop Monitors	27.6	25.1	10%
Touch Monitors	9.1	10.1	-10%
Rear Projection Cubes	11.6	13.7	-15%
High-end Home	2.2	4.6	-51%
Other	—	0.4	-93%

Total Sales	$147.4	$125.4	18%

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